UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported):                July 31, 2006
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                469-522-4200
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          (a)      On July 31, 2006, Ken L. Joines, resigned as a director of Income Opportunity Realty Investors, Inc. (the “Company,” or the “Issuer,” or the “Registrant”) to pursue other opportunities. Mr. Joines had been a director of the Registrant since July 2003. Mr. Joines had also served the Company as Executive Vice President and Chief Financial Officer from July 15, 2004 to September 16, 2004. At the time of his resignation as a director, Mr. Joines had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.
          (d)      On August 1, 2006, the members of the Board of Directors elected Robert Neil Crouch II as a director to fill the vacancy on the Board of Directors created by the resignation of Ken L. Joines as a director. Mr. Crouch, age 54, is currently the President of Eurenergy Resources, Inc., a Nevada corporation, engaged in the exploration for and development of oil, gas and mineral interests. He was Executive Vice President and Chief Financial Officer of the Company from September 17, 2004, to December 16, 2005, when he resigned to pursue other opportunities. Mr. Crouch was Corporate Controller (from September 2002 to September 16, 2004 of Apptrieity Corporation, a small Dallas, Texas-based software development company; prior thereto (from January 1999 to September 2002), he was Corporate Controller of Attenza, Inc., a Dallas, Texas web-based computer self-help company. Mr. Crouch has been a Certified Public Accountant since 1981.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: August 2, 2006	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President,
Chief Financial Officer and Acting Principal Executive Officer